UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 4, 2005

Doane Pet Care Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-27818 (Commission File Number)	43-1350515 (IRS Employer Identification No.)

210 Westwood Place South, Suite 400 Brentwood, TN (Address of Principal Executive Offices)	37027 (Zip Code)

Registrant’s telephone number, including area code: (615) 373-7774

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02. Results of Operation and Financial Condition.

     On March 7, 2005, we issued a press release announcing our 2004 fourth quarter and full year results. As is more fully described in Item 4.02 of this Form 8-K, the press release also announced the decision by the Audit Committee of our Board of Directors, in consultation with management and our independent registered public accounting firm, to restate our 2003 financial statements. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 4—Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On March 4, 2005, the Audit Committee of our Board of Directors determined that, following a review of our accounting practices for realized foreign currency transaction losses and the computation of interest expense, and in consultation with management and our independent registered public accounting firm, we will restate our previously issued 2003 financial statements.

     The restatement is expected to improve 2003 earnings, the result of which is an estimated $9.1 million reduction in our net loss, or a decrease from $54.4 million to $45.3 million. The restatement is not expected to have any impact on previously reported net sales, operating income, operating cash flow, cash or assets. Additionally, the restatement does not affect our compliance with any covenants under our senior credit facility or other debt instruments.

     During the next few weeks, the Company and the independent auditors will complete their review of the preliminary and unaudited 2004 and 2003 financial statements. Accordingly, the 2003 financial statements and the related independent registered public accounting firm’s report related to the fiscal 2003 period contained in the Company’s prior filings with the Securities and Exchange Commission should no longer be relied upon. After the process is complete, the Company will restate its 2003 financial statements in its Annual Report on Form 10-K for the year ended January 1, 2005, which the Company expects to file with the Securities and Exchange Commission before the end of March.

Details of the accounting errors follow:

Realized Foreign Currency Transaction Losses. We incurred Euro-denominated debt in fiscal 2000 in connection with our acquisition of Arovit. As portions of the Euro debt were paid off, we recorded the foreign currency translation losses as realized transaction losses in the income statement. During the 2004 year end review, the Audit Committee of our Board of Directors, in consultation with management and our independent registered public accounting firm, determined that such practice was not in accordance with the FASB’s Statement of Financial Accounting Standards No. 52, Foreign Currency Translation, or SFAS 52. In accordance with SFAS 52, losses on the translation of our Euro debt, which was designated as an economic hedge against our European net assets, should have been deferred as a component of accumulated other comprehensive income permanently or until our European assets are sold. As such, the restatement will reverse the $7.7 million transaction losses previously recognized in the income statement, thereby reinstating the loss as a reduction to accumulated other comprehensive income.

Computation of Interest Expense. In the year end closing process, we discovered an error in our interest expense calculation. This restatement will favorably impact our previously reported 2003 results by reducing interest expense by an estimated $1.4 million, or 2.4%, from $58.9 million to $57.5 million.

     Information regarding the restatement has been included in our press release dated March 7, 2005, which is being furnished as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

               99.1          Press Release Dated March 7, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOANE PET CARE COMPANY
By:	/s/ PHILIP K. WOODLIEF
Philip K. Woodlief
Vice President, Finance and Chief Financial Officer

By:	/s/ STEPHEN P. HAVALA
Stephen P. Havala
Corporate Controller and Principal Accounting Officer

Date: March 7, 2005

EXHIBIT INDEX

Exhibit
Index	Description
99.1	Press Release Dated March 7, 2005